Exhibit 4.11

Date 4 November 2013

CAPITAL PRODUCT PARTNERS L.P.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Agent and Security Trustee

- and -

HSH NORDBANK AG

as Bookrunner

- and -

HSH NORDBANK AG

as Swap Bank

TENTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 22 March 2007

(as amended and supplemented by supplemental agreements dated, respectively,

19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009,

2 October 2009, 30 June 2010, 30 November 2010, 23 December 2011

and 21 May 2012) in respect of revolving credit and term loan facilities of (originally) US$370,000,000 in aggregate

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE CREDITOR PARTIES	2

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	3

6	FURTHER ASSURANCES	6

7	EXPENSES	7

8	COMMUNICATIONS	7

9	SUPPLEMENTAL	7

10	LAW AND JURISDICTION	7

SCHEDULE LENDERS		8

EXECUTION PAGES		9

THIS TENTH SUPPLEMENTAL AGREEMENT is made on 4 November 2013

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner; and

(6)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 22 March 2007 (as amended and supplemented by supplemental agreements dated, respectively, 19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009, 2 October 2009, 30 June 2010, 30 November 2010, 23 December 2011 and 21 May 2012, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Bookrunner and (vi) the Swap Bank, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) US$370,000,000 in aggregate of which an amount of US$250,850,000 is on the date hereof outstanding by way of principal (the “Loan”).

(B)	The Borrower has requested that the Lenders agree to:

(i)	the sale (the “Sale”) of m.t. “AGAMEMNON II” and the simultaneous credit and maintenance of that part of the sale proceeds of “AGAMEMNON II” equal to the Relevant Amount (as defined in, and calculated in accordance with, clause 8.10 of the Loan Agreement) in the Retention Account (as defined in the Loan Agreement and with account number 1100334088) until the date on which Aenaos Product Carrier S.A. (“Aenaos”) acquires the double hull oil and chemical tanker of approximately 51,238 metric tons deadweight named “ARISTARHOS” (tbr) (“ARISTARHOS”) pursuant to the MOA (as defined below);

(ii)	the application (the “Application”) of the Relevant Amount in respect of the Sale in part-financing the acquisition cost of “ARISTARHOS”;

(iii)	the release and discharge (the “Release”) of Mango Finance Corp. (“Mango”) from its obligations and liabilities under the Finance Documents to which it is a party and its substitution (the “Owner’s Substitution”) by Aenaos as guarantor of the obligations of the Borrower under the Loan Agreement and the Finance Documents (as defined in the Loan Agreement); and

(ii)	the substitution (the “Ship Substitution” and, together with the Owner’s Substitution, the “Substitution”) of m.t. “AGAMEMNON II” (owned by Mango) with “ARISTARHOS” as one of the ships on which the Loan will be secured.

(C)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to:

(i)	the Sale;

(ii)	the Application;

(iii)	the Release;

(iv)	the Substitution; and

(v)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“Goldilocks” means Goldilocks Maritime S.A., a corporation incorporated and existing in the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960; and

“MOA” means the memorandum of agreement dated 16 October 2013 entered into between Aenaos as buyer and Goldilocks as seller pursuant to which Aenaos shall acquire “ARISTARHOS”.

1.3	Application of construction and interpretation provisions of Loan Agreement.
Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement to the:

(a)	the Sale;

(b)	the Application;

(c)	the Release;

(d)	the Substitution; and

(e)	the consequential amendments to the Loan Agreement and the other Finance Documents in relation to the Sale, the Application, the Release and the Substitution.

2.2	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan

Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower in connection with the execution of this Agreement, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it;

(c)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(d)	a certified true copy of the MOA duly executed by the parties thereto;

(e)	such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the parties to the MOA;

(f)	such legal opinions as the Agent may require in respect of the matters contained in this Agreement; and

(g)	evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by inserting in clause 1.1 thereof the definitions of “Goldilocks” and “MOA” set out in Clause 1.2;

(b)	by adding the following new definitions in clause 1.2 thereof:

““ARISTARHOS” means the 2013-built double hull oil and chemical tanker of approximately 51,238 metric tons deadweight which is currently registered in the name of Goldilocks under the Bahamas flag and will be purchased by Aenaos pursuant to the MOA and registered in its name under an Approved Flag in accordance with the laws of the applicable Approved Flag State with the name “ARISTOTELIS”;

“Option” has the meaning given in Clause 8.10;

“Relevant Amount” has the meaning given in clause 8.10; and

“Relevant Period” means the period commencing on 4 November 2013 and ending on the earlier of (i) the date on which the MOA is repudiated and/or terminated (other than by effluxion of time) and (ii) 31 December 2013”;

(c)	by substituting sub-paragraph (e) in the definition of “Existing Owners” with the following new sub-paragraph:

“(e)	Aenaos Product Carrier S.A. (“Aenaos”)”;

(d)	by deleting the words “AGAMEMNON II” and substituting the same with the word “ARISTARHOS” in the definition of “Ships” in clause 1.1 thereof;

(e)	by deleting the definition of “Owner” in clause 1.1 thereof in its entirety and replacing it with the following new definition:

““Owner” means, in relation to:

(a)	“ARISTARHOS”, Aenaos;

(b)	“AGISILAOS”, Polarwind;

(c)	“AIOLOS”, Tempest;

(d)	“AKERAIOS”, Laredo;

(e)	“AKTORAS”, Centurion;

(f)	“ALEXANDROS II”, Sorrel;

(g)	“ALKIVIADIS”, Adrian;

(h)	“AMOUREUX”, Amoureux Carriers;

(i)	“ANEMOS I”, Splendor;

(j)	“APOSTOLOS”, Lorenzo;

(k)	“ARIONAS”, Carnation;

(1)	“ATLANTAS”, Shipping Rider;

(m)	“AVAX”, Apollonas;

(n)	“AXIOS”, Iraklitos; and

(o)	“AYRTON II”, Navarro; and

(p)	“INSURGENTES”, Canvey,

and, in the plural, means all of them;”;

(f)	by adding the following as a new final paragraph in clause 8.10 thereof:

“If “AGAMEMNON II” is sold at any time during the Relevant Period, the Borrower will have the option (the “Option”) exercisable by no later than the date on which the sale of “AGAMEMNON II” is completed by delivery thereof to its buyers to deposit the Relevant Amount in the Retention Account and to use that Relevant Amount in part-financing the acquisition cost of “ARISTARHOS” instead of applying such amount in prepayment of the Loan in accordance with this Clause 8.10 subject to:

(a)	the Borrower satisfying the applicable conditions set out in Clause 11.22; and

(b)	the Agent receiving from the Borrower a written notice of the Borrower’s intention to use the Relevant Amount in respect of “AGAMEMNON II” to part-finance the acquisition cost of “ARISTARHOS” not later than 5 Business Days prior to the date of the Delivery Date for “ARISTARHOS”.

If the acquisition of “ARISTARHOS” does not take place within the Relevant Period, the Agent shall apply the Relevant Amount aforesaid in accordance with this Clause 8.10 on the first Business Day following the expiry of the Relevant Period.”;

(g)	by adding thereto the following new clause 11.22:

“11.22	Additional Security. If the Borrower exercises the Option pursuant to Clause 8.10 it shall, as a condition to the release of the Relevant Amount from the Retention Account and its application towards the purchase price of “ARISTARHOS”

(a)	deliver to the Agent, on or prior to the Delivery Date for “ARISTARHOS”, documents equivalent to those referred to:

(i)	in the case of Aenaos, in paragraphs 6, 7 and 16 of Schedule 3, Part A and in paragraphs 1, 2 and 3 of Schedule 3, Part B; and

(ii)	in the case of “ARISTARHOS”, in paragraphs 8 to 15 (inclusive) of Schedule 3, Part B (in connection with the delivery of that Ship to Aenaos pursuant to the MOA); and

(b)	procure that Aenaos or, as the case may be, the Approved Manager executes or, as the case may be, registers in favour of the Security Trustee on the Delivery Date for “ARISTARHOS”:

(i)	a Guarantee as security for the obligations of the Borrower under this Agreement and the other Finance Documents to which the Borrower is a party and an Earnings Account Pledge in respect of the Earnings Account for “ARISTARHOS” as security for the obligations of Aenaos under the Guarantee to which Aenaos is a party; and

(ii)	a Mortgage, General Assignment, a Charterparty Assignment and, in the case of the Approved Manager, an Approved Manager’s Undertaking, each in respect of “ARISTARHOS”” as security for the obligations of Aenaos under the Guarantee to which Aenaos is a party.”;

(h)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement” as the same is amended and supplemented by this

Agreement and as the same may from time to time be further supplemented and/or amended”; and

(i)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “this Guarantee”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc.

The Borrower shall, and shall procure that each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower and that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall, and shall procure that any Security Party shall, comply with a notice under Clause 6.1 by the date specified in the notice.

7	EXPENSES

7.1	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

Fax No: +49 40 33 33 34118

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece

Fax No: +30 210 429 0348

Commerzbank AG	Commerzbank AG Domstrasse 18 20095 Hamburg Germany

Fax No: +49 40 3683 6468

National Bank of	Bouboulinas 2 & Akti Miaouli
Greece S.A.	185 35 Piraeus

Fax No: +30 210 414 4120

BNP Paribas S.A.	16 Boulevard des Italiens, 75009, Paris, France Fax: +33 (0) 1 42 98 43 55

E-mail: tgmo.shipping@bnpparibas.com

EXECUTION PAGES

BORROWER

SIGNED by	)		/s/ Valasia Gkigkilini
for and on behalf of	)
CAPITAL PRODUCT PARTNERS L.P.	)

LENDERS

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)	/s/ C. V. Flokos	/s/ C. G. Aroni
for and on behalf of	)
ALPHA BANK A.E.	)

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
COMMERZBANK AG	)

SIGNED by	)	/s/ Konstantinos N. Simos	/s/ Gerakaris Alexandros
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
BNP PARIBAS S.A.	)

SWAP BANK

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
HSH NORDBANK AG	)

BOOKRUNNER

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
HSH NORDBANK AG	)

AGENT

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)		/s/ Electra Stamatopoulos
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)	/s/ Christoforos Bismpikos
above signatures	)

Name:	CHRISTOFOROS BISMPIKOS
Address:	SOLICITOR WATSON, FARLEY & WILLIAMS 89 AKTI MIAOULI PIRAEUS 185 38 - GREECE

COUNTERSIGNED this 4th day of November 2013 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Tenth Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of APOLLONAS SHIPPING COMPANY	for and on behalf of NAVARRO INTERNATIONAL S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of CARNATION SHIPPING COMPANY	for and on behalf of CENTURION NAVIGATION LIMITED

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of IRAKLITOS SHIPPING COMPANY	for and on behalf of POLARWIND MARITIME S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of SHIPPING RIDER CO.	for and on behalf of TEMPEST MARINE INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of LORENZO SHIPMANAGEMENT INC.	for and on behalf of SPLENDOR SHIPHOLDING S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of MANGO FINANCE CORP.	for and on behalf of SORREL SHIPMANAGEMENT INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of ADRIAN SHIPHOLDING INC.	for and on behalf of LAREDO MARITIME INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris	Vangelis Bairactaris

for and on behalf of CANVEY SHIPMANAGEMENT CO.	for and on behalf of AMOUREUX CARRIERS CORP.

/s/ Vangelis Bairactaris
Vangelis Bairactaris

for and on behalf of CAPITAL SHIP MANAGEMENT CORP.